Numerex Corp. Contact:
Alan Catherall
770 485-2527

Investor Relations Contact:
Seth Potter
646 277-1230

       Exhibit 99.1
Press Release

For Immediate Release

Numerex Reports Fourth Quarter and Full Year 2009 Financial Results

Digital M2M Subscriptions Increase 34% Year over Year
$14 Million in Revenues Generates Positive Operating Earnings in Q4

ATLANTA, Ga. – February 25, 2010 - Numerex Corp. (NASDAQ:NMRX), a leading single source provider of secure machine-to-machine (M2M) products and services, today announced financial results for its fourth quarter and full year ended December 31, 2009.

Key metrics for the fourth quarter and full year of 2009 include:

•
Digital subscriptions increased to 937,000 at the end of the 2009. This compares with 701,000 recorded at the end of 2008, reflecting a 34% growth rate. 93,000 net subscriptions were added during the fourth quarter and 236,000 during the full year 2009.

•	Total consolidated revenues during the fourth quarter and full year of 2009 were $14.0 million and $50.8 million, respectively.

•	During the fourth quarter and full year 2009, service revenues as a percent of total M2M revenues were 57.6% and 58.5%, respectively, compared to 50.1% and 39.2% during the same periods last year.

•	Gross margins improved to 44.6% and 44.0% during the fourth quarter and full year of 2009, respectively.

•
Adjusted EBITDA, excluding stock-based compensation expense and legal fees related to litigation, during the fourth quarter and full year of 2009 was $1.6 million and $4.4 million, respectively, compared to $0.8 million and $5.2 million during the same periods last year. A reconciliation of GAAP to non-GAAP results has been provided in the financial tables included in this press release.

•	Numerex ended 2009 with $5.3 million in cash equivalents and $0.5 million in structured debt. In January 2010, the remaining $0.5 million in structured debt was repaid.

•	Net cash position and debt-to-equity ratio improved during the full year 2009 after retirement of $10 million in structured debt.

“Numerex has built one of the largest M2M subscription bases for enterprise customers in the industry closing the year with over 900,000 subscriptions,” stated Stratton Nicolaides, Numerex chairman and CEO. “We believe the Company’s strategy of annually increasing its recurring subscriptions and service revenues, which it has achieved for several years, will enhance shareholder value in the long term. The Company is better positioned today to accomplish its goals as a result of actions it took in 2009 that included:  strengthening its balance sheet by shedding its structured debt, realigning its organization to more effectively execute its strategy while adding talent and expertise, introducing best in class technology, and expanding its product lines with secure network and application platforms that are designed to improve existing services and to open new market opportunities.”

-continued-

The Company’s 2009 highlights include:

•
AT&T agreement extension to provide turnkey services for M2M enterprise markets. The expanded agreement gives Numerex the possibility to offer its M2M solutions to AT&T's business customers as the carrier looks to drive its wireless capabilities into a wide variety of devices.

•	Widening the range of Numerex services provided to the Federal Emergency Management Agency (FEMA) in partnership with QinetiQ, one of the world's leading defense and security technology companies.

•
Wholesale data agreement with Sprint to allow Numerex to offer additional CDMA based network capabilities to its customer base. This agreement builds on Sprint's recent formation of its Emerging Solutions business unit.

•	Broadening our M2M capabilities in Canada through a long-term agreement with Rogers Wireless, Canada’s largest wireless operator.

•
Introduction of “Numerex Foundation Application Software Technology” or Numerex FAST™.  Numerex customers are now able to take advantage of a scalable hosting environment for the rapid creation and support of Web-based M2M applications. Numerex FAST uses an Open Platform as a Service (OPaaS) framework, based on “cloud computing”, which Numerex believes solves many of the technical and cost barriers of an M2M solution.

•	Extension of our international footprint to the United Kingdom and elsewhere in Europe through an agreement with Vodafone Ltd, the world’s leading international mobile communications group.

•	Launch of our M2M Developer Exchange ™ to promote Numerex capabilities and foster innovation within the M2M community.

•
Enhancement of the capabilities of the company’s scalable hosting environment for the rapid creation and support of Web-based M2M applications. The announcement, in early April, of an expanded partnership with Geoforce is an example of the customer acquisition potential of these attributes.

•
Selection by iControl Networks, a software and services company providing solutions for the broadband home management market focusing on next generation home protection and connectivity, using IP or wireless.

For the fourth quarter ended December 31, 2009, Numerex reported consolidated revenue of $14.0 million compared to $15.5 million in the fourth quarter of 2008.  During the quarter, the company reported service revenues of $8.3 million and hardware revenues of $5.7 million compared to $8.2 million in service revenues and $7.3 million in hardware revenues, respectively, during the same period last year.  The year-over-year decrease in hardware revenues was due primarily to the completion of the transition from analog to digital service and the Company’s strategy to reduce its emphasize on hardware only sales.

Gross margin for the three months ended December 31, 2009 was 44.6% compared to 39.8% during the same period last year.  The continuing increase in M2M service revenues drives an overall margin improvement since service revenues have a significantly higher gross margin than those achieved through the sale of hardware.

Total operating expenses were $4.9 million during the quarter ended December 31, 2009 compared to $6.8 million during the fourth quarter of 2008.  Excluding litigation-related legal fees and non-cash stock option compensation charges selling and administrative expenses were 14% lower during the quarter compared to the same period last year reflecting reductions in administrative headcount as well as related costs.

GAAP income from operations was $471,000 compared to a GAAP loss from operations of $6.8 million in the fourth quarter of 2008 which included $5.3 million of goodwill impairments.

For the quarter ended December 31, 2009, adjusted EBITDA, which excludes stock-based compensation expense and legal fees associated with litigation was $1.6 million compared to $0.8 million in the same period last year.

-continued-

Interest expense for the fourth quarter of 2009 included non-cash charges of over $1.3 million primarily due to the requirement under ASC 470-20 (formerly FAS 84) that an adjustment to the conversion price associated with the debt converted to equity in the quarter is recorded as additional interest expense.

Non-GAAP basic/diluted net income per share was $0.03 for the quarter ended December 31, 2009 compared to a loss per share of $0.03 in the same period last year.  A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

Numerex ended the fourth quarter of 2009 with cash and equivalents balance of $5.3 million compared to $8.9 million in the fourth quarter of 2008. The decrease in cash was primarily due to debt repayments during the year.

Mr. Nicolaides concluded, “As a result of the growth experienced in the fourth quarter across all of our M2M business lines, robust sales pipelines, and traction from strategic alliances forged last year, we are reaffirming our 2010 subscription growth expectations of between 30% and 40%.”

Quarterly Conference Call
Numerex will discuss its quarterly results via teleconference today at 9:00 a.m. Eastern Time. Please dial (866) 792-1873 or if outside the U.S., (904) 520-5760 to access the conference call at least five minutes prior to the 9:00 a.m. ET start time. A live webcast and replay of the call will also be available at http://www.numerex.com under the Investor Relations section.  An audio replay will be available via the Numerex web site beginning two hours after the call end.

About Numerex
Numerex Corp. (NASDAQ: NMRX) is the single source machine-to-machine (M2M) product and service provider to some of the world's largest organizations delivering the foundational components of device, network, and application, used by its customers in the development of their M2M solutions. Customers typically subscribe to Numerex network and application services that are delivered through its hosted platforms. The Company's offerings and expertise enable its customers to efficiently build reliable and secure solutions that are used to monitor and manage assets remotely whenever and wherever needed, while simplifying and speeding up development and deployment. Numerex DNA™ offerings include hardware Devices, Network services, and software Applications that are delivered through its Numerex FAST™ (Foundation Application Software Technology) platform. Numerex is the first M2M service provider in North America to carry the ISO 27001 information security certification. "Machines Trust Us®" represents the Company's focus on M2M data security, service reliability, and round-the-clock support of its customers' M2M solutions. For additional information, please visit www.numerex.com.

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities in the wireless data business. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume," "strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: our inability to reposition our platform to capture greater recurring service revenues; the risks that a substantial portion of Orbit One's revenues are derived from government contracts that may be terminated by the government at any time; variations in quarterly operating results; delays in the development, introduction, integration and marketing of new wireless services; customer acceptance of services; economic conditions resulting in decreased demand for our products and services; the risk that our strategic alliances and partnerships will not yield substantial revenues; changes in financial and capital markets, and the inability to raise growth capital; the inability to attain revenue and earnings growth in our wireless data business; changes in interest rates; inflation; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the inability to realize revenue enhancements; and extent and timing of technological changes. Numerex SEC reports identify additional factors that can affect forward-looking statements.
-continued-

Numerex Corp.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)
	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2009	2008	Change	% Change	2009	2008	Change	% Change
Net sales:
Hardware	$5,726	$7,303	$(1,577)	(22%)	$20,283	$43,048	$(22,765)	(53%)
Service	8,295	8,159	136	2%	30,554	29,271	1,283	4%
Total net sales	14,021	15,462	(1,441)	(9%)	50,837	72,319	(21,482)	(30%)
Cost of hardware sales	4,707	6,631	(1,924)	(29%)	17,318	37,469	(20,151)	(54%)
Cost of services	3,054	2,675	379	14%	11,171	9,430	1,741	18%
Gross Profit	6,260	6,156	104	2%	22,348	25,420	(3,072)	(12%)
Selling & marketing expenses	2,714	2,847	(133)	(5%)	10,130	10,579	(449)	(4%)
Engineering & development expenses	678	710	(32)	(5%)	2,421	2,198	223	10%
General & administrative expenses	1,514	3,276	(1,762)	(54%)	8,056	10,636	(2,580)	(24%)
Depreciation and amortization	883	818	65	8%	3,398	3,107	291	9%
Goodwill & long-lived asset impairment	-	5,289	(5,289)	(100%)	-	5,289	(5,289)	(100%)
Operating earnings (loss)	471	(6,784)	7,255	(107%)	(1,657)	(6,389)	4,732	(74%)
Interest expense	(1,418)	(389)	(1,029)	265%	(3,930)	(1,531)	(2,399)	157%
Other income	-	(10)	10	(100%)	43	(8)	51	(638%)
Loss before tax	(947)	(7,183)	6,236	(87%)	(5,544)	(7,928)	2,384	(30%)
Provision for income tax	189	3,468	(3,279)	(95%)	285	3,047	(2,762)	(91%)
Net loss	$(1,136)	$(10,651)	$9,515	(89%)	$(5,829)	$(10,975)	$5,146	(47%)

Basic loss per common share	$(0.08)	$(0.75)			$(0.40)	$(0.78)
Diluted loss per common share	$(0.08)	$(0.75)			$(0.40)	$(0.78)
Number of shares used in per share calculation
Basic	14,947	14,160			14,409	14,144
Diluted	14,947	14,160			14,409	14,144

-continued-

Numerex Corp.
Supplemental Sales Information
(in thousands)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
Net Sales:	2009	2008	Change	2009	2008	Change
M2M Services (1)
Hardware	$5,579	$7,099	$(1,520)	$19,655	$40,197	$(20,542)
Service	7,583	7,122	461	27,727	25,952	1,775
Sub-total	13,162	14,221	(1,059)	47,382	66,149	(18,767)
Wireline Services (2)
Hardware	147	203	(56)	628	2,851	(2,223)
Service	712	1,038	(326)	2,827	3,319	(492)
Sub-total	859	1,241	(382)	3,455	6,170	(2,715)
Total
Hardware	5,726	7,303	(1,577)	20,283	43,048	(22,765)
Service	8,295	8,159	136	30,554	29,271	1,283
Total net sales	$14,021	$15,462	$(1,441)	$50,837	$72,319	$(21,482)

(1)	Formerly known as Wireless M2M Data Communications
(2)	Formerly known as Digital Multimedia, Networking and Wireline Services

                                                                                                                                                                                                                                                        -continued-

Numerex Corp.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)
	Three Months Ended			Twelve Months Ended
	December 31, 2009			December 31, 2009
	GAAP		Non-GAAP	GAAP		Non-GAAP
	Results	Adjustments	Results	Results	Adjustments	Results
Net sales:
Hardware	$5,726		$5,726	$20,283		$20,283
Service	8,295		8,295	30,554		30,554
Total net sales	14,021		14,021	50,837		50,837
Cost of hardware sales	4,707		4,707	17,318		17,318
Cost of services	3,054		3,054	11,171		11,171
Gross Profit	6,260	-	6,260	22,348	-	22,348
	44.6%		44.6%	44.0%		44.0%
Selling & marketing expenses	2,714	-	2,714	10,130	-	10,130
Engineering & development expenses	678		678	2,421		2,421
General & administrative expenses	1,514	(221)	1,293	8,056	(2,632)	5,424
Earnings before interest, depreciation and amortization	1,354	221	1,575	1,741	2,632	4,373
Depreciation and amortization	883	-	883	3,398	-	3,398
Operating earnings (loss)	471	221	692	(1,657)	2,632	975
Interest expense	(1,418)	1,359	(59)	(3,930)	2,936	(994)
Other income	-		-	43		43
Earnings (loss) before tax	(947)	1,580	633	(5,544)	5,568	24
Provision for income tax	189	-	189	285	-	285
Net earnings (loss)	$(1,136)	$1,580	$444	$(5,829)	$5,568	$(261)

Basic earnings (loss) per common share	$(0.08)		$0.03	$(0.40)		$(0.02)
Diluted earnings (loss) per common share	$(0.08)		$0.03	$(0.40)		$(0.02)
Number of shares used in per share calculation
Basic	14,947		14,947	14,409		14,409
Diluted	14,947		15,097	14,409		14,409

(a)
These Unaudited non-GAAP Consolidated Statements of Operations are for informational purposes only and are not presented in accordance with GAAP.  The adjustments necessary to provide a direct reconciliation of the non-GAAP to the GAAP basis consolidated Statement of Operations exclude stock option expense, legal fees associated with litigation and non-cash interest expense associated with conversion of debt.

-continued-

Numerex Corp.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)
	Three Months Ended			Twelve Months Ended
	December 31, 2008			December 31, 2008
	GAAP		Non-GAAP	GAAP		Non-GAAP
	Results	Adjustments	Results	Results	Adjustments	Results
Net sales:
Hardware	$7,303		$7,303	$43,048		$43,048
Service	8,159		8,159	29,271		29,271
Total net sales	15,462		15,462	72,319		72,319
Cost of hardware sales	6,631		6,631	37,469		37,469
Cost of services	2,675		2,675	9,430		9,430
Gross Profit	6,156	-	6,156	25,420	-	25,420
	39.8%		39.8%	35.1%		35.1%
Selling & marketing expenses	2,847		2,847	10,579		10,579
Engineering & development expenses	710		710	2,198		2,198
General & administrative expenses	3,276	(1,454)	1,822	10,636	(3,170)	7,466
Earnings (loss) before interest, depreciation and amortization	(677)	1,454	777	2,007	3,170	5,177
Depreciation and amortization	818		818	3,107		3,107
Goodwill & long-lived asset impairment	5,289	(5,289)	-	5,289	(5,289)	-
Operating earnings (loss)	(6,784)	6,743	(41)	(6,389)	8,459	2,070
Interest expense	(389)		(389)	(1,531)		(1,531)
Other income	(10)		(10)	(8)		(8)
Earnings (loss) before tax	(7,183)	6,743	(440)	(7,928)	8,459	531
Provision (benefit) for income tax	3,468	(3,468)	-	3,047	(3,047)	-
Net earnings (loss)	$(10,651)	$10,211	$(440)	$(10,975)	$11,506	$531

Basic earnings (loss) per common share	$(0.75)		$(0.03)	$(0.78)		$0.04
Diluted earnings (loss) per common share	$(0.75)		$(0.03)	$(0.78)		$0.04
Number of shares used in per share calculation
Basic	14,160		14,160	14,144		14,144
Diluted	14,160		14,160	14,144		14,495

(a)   These Unaudited non-GAAP Consolidated Statements of Operations are for informational purposes only and are not presented in accordance with GAAP.  The adjustments necessary to provide a direct reconciliation of the non-GAAP to the GAAP basis consolidated Statement of Operations exclude stock option expense, legal fees associated with litigation, goodwill and long-lived asset impairment expense and the tax impact of change in deferred tax valuation allowance.

-continued-

NUMEREX CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	December 31,	December 31,
	2009	2008
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,306	$8,917
Accounts receivable, less allowance for doubtful accounts of $548
at December 31, 2009 and $1,010 at December 31, 2008:	6,341	9,159
Inventory	6,290	8,506
Prepaid expenses and other current assets	1,569	1,508
Deferred tax asset	-	-
TOTAL CURRENT ASSETS	19,506	28,090

Property and equipment, net	1,603	1,765
Goodwill, net	23,787	23,771
Other intangibles, net	4,985	5,796
Software, net	2,747	2,796
Other assets - long term	119	288
Deferred tax asset - long term	-	-
TOTAL ASSETS	$52,747	$62,506

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$5,888	$7,289
Other current liabilities	2,555	2,943
Note payable	493	2,568
Deferred revenues	1,261	1,134
Obligations under capital leases	24	29
TOTAL CURRENT LIABILITIES	10,221	13,963

LONG TERM LIABILITIES
Note payable - net of current portion	-	7,629
Obligations under capital leases and other long-term liabilities	489	520
TOTAL LONG TERM LIABILITIES	489	8,149

COMMITMENTS AND CONTINGENCIES	-	-

SHAREHOLDERS’ EQUITY
Preferred stock - no par value; authorized 3,000,000; none issued	-	-
Class A common stock - no par value, authorized 30,000,000, issued 16,307,963 shares at December 31, 2009 and 15,349,327 shares at December 31, 2008;
outstanding 15,082,154 shares at December 31, 2009 and 14,163,518 shares
at December 31, 2008	57,431	50,801
Class B common stock – no par value; authorized 5,000,000; none issued	-	-
Additional paid-in-capital	5,582	4,587
Treasury stock, at cost, 1,225,809 shares on December 31, 2009 and
1,185,809 shares on December 31, 2008	(5,214)	(5,053)
Accumulated other comprehensive earnings (loss)	-	(8)
Retained deficit	(15,762)	(9,933)
TOTAL SHAREHOLDERS' EQUITY	42,037	40,394
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$52,747	$62,506

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